Exhibit 10.1

SUBSCRIPTION AGREEMENT

NeuroOne Medical Technologies Corporation

10006 Liatris Lane

Eden Prairie, MN 55347

Ladies and Gentlemen:

1. Subscription. As of [_______________], 2018, the undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from NeuroOne Medical Technologies Corporation, a Delaware corporation (the “Company”), the number of Units (the “Units”) set forth on the signature page hereof at a purchase price of $2.50 per Unit. Each Unit consists of (i) one share of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and (ii) one warrant to purchase one share of Common Stock (the “Warrant Shares”) at an initial exercise price of $3.00 per share (each a “Warrant” and collectively, the “Warrants”), which will terminate five years following the First Closing.

This subscription is submitted to the Purchaser in accordance with and subject to the terms and conditions described in this Subscription Agreement and the Confidential Private Placement Memorandum of the Company, dated July 6, 2018, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto (the “Memorandum”), relating to the private placement offering (the “Offering”) by the Company of a minimum of 40,000 Units ($100,000) (the “Minimum Amount”) and a maximum of 4,000,000 Units ($10,000,000) (the “Maximum Amount”), plus up-to 600,000 Units ($1,500,000) to cover over-subscriptions. The Units are being offered by the Company and one or more brokers (the “Brokers”) on a “reasonable best efforts, all or none” basis with respect to the Minimum Amount and on a “reasonable best efforts” basis with respect to all Units in excess of the Minimum Amount. The minimum purchase amount is 10,000 Units ($25,000), although the Company and the Brokers may, in their discretion, accept subscriptions for a lesser number of Units.

The Brokers will receive a cash commission equal to 10% of the gross proceeds from the sale of the Units (the “Commission”). In addition to the Brokers’ Commission, the Company will issue 5-year warrants to the Brokers to purchase an amount of Common Stock equal to 10% of the total amount of shares sold in this Offering at an exercise price of $3.45 per share (the “Broker Warrants” and, together with the Commission, the “Fee”).

The terms of the Offering are more completely described in the Memorandum and such terms are incorporated by reference herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Memorandum.

2. Payment. The Purchaser encloses herewith a check payable to, or will immediately make a wire transfer payment to the Company in the full amount of the purchase price of the Units being subscribed for (the “Subscription Amount”) as set forth in Section 4(e). Wire transfer instructions are set forth on the instruction page accompanying this Subscription Agreement. Such funds will be returned promptly, without interest or offset if the Purchaser’s subscription is not accepted by the Company for any reason or no reason, or the Offering is terminated pursuant to its terms by the Company prior to the applicable closing of the Offering.

3. Deposit of Funds. The Company may continue to offer and sell the Units and conduct additional closings for the sale of additional Units after the First Closing and until the termination of the Offering. In the event that the Company does not sell the Minimum Amount on or before October 4, 2018 (the “Initial Offering Period”), which period may be extended by the Company, in its mutual discretion to a date no later than a maximum of 90 days until the Maximum Amount is reached (the “Termination Date”, with this additional period, together with the Initial Offering Period, being referred to herein as the “Offering Period”), the Company will refund all subscription funds to the Purchaser, without deduction, offset and/or interest accrued thereon, and the subscription documents, and the Purchaser will return the Warrant to the Purchaser. If the Company rejects a subscription, either in whole or in part (which decision is in their sole discretion), the rejected subscription funds or the rejected portion thereof will be returned promptly to the Purchaser without interest accrued thereon.

4. Deliveries. On or prior to the applicable closing, Purchaser shall deliver or cause to be delivered the following:

(a) to the Company, this Subscription Agreement, duly executed by the Purchaser;

(b) to the Company, the Subscription Amount, by wire transfer to the Company’s account, as set forth on Schedule I attached hereto;

(c) to the Company, the Registration Rights Agreement, in the form attached hereto as Annex A, duly executed by such Purchaser; and

(d) to the Company, a fully completed and duly executed Accredited Investor Questionnaire, satisfactory to the Company, in the form attached hereto as Annex B.

On or prior to the applicable closing, the Company shall deliver to the Purchaser fully executed and compiled copies of the Subscription Agreement and Registration Rights Agreement and within ten (10) trading days of the applicable closing, the executed Warrant in the form attached hereto as Annex C.

5. Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Units, in whole or in part, and for any reason or no reason, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Subscription Amount is received by the Company and the Company has executed and delivered to the Purchaser a fully executed and compiled copy of this Subscription Agreement. If this subscription is rejected in whole or the Offering is terminated within the Offering Period, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

6. Representations and Warranties of the Purchaser. The Purchaser hereby acknowledges, represents, warrants and agrees to and with the Company as follows (it being specifically acknowledged and agreed that the applicable Broker shall be a third party beneficiary of the following):

(a) The Purchaser is aware that an investment in the Units involves a significant degree of risk and has carefully read and considered the matters set forth in the Memorandum, including but not limited to the section entitled “Risk Factors” in the Memorandum, and the Company’s filings with the Securities and Exchange Commission (the “SEC”).

(b) None of the securities comprising the Units, including the Common Stock and the Warrants offered pursuant to the Memorandum, or the Warrant Shares issuable upon conversion of the Warrants, are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Units (including the Common Stock and the Warrants) and the Warrant Shares issuable upon conversion of the Warrants are intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and the provisions of Regulation D promulgated thereunder (“Regulation D”), based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement.

(c) At the time the Purchaser was offered the Units, it was, at the date hereof it is, and on each date on which it exercises the Warrants, it will be an “accredited investor” as defined in Rule 501(a) under the Securities Act and the Accredited Investor Certification attached hereto as Annex B. The Accredited Investor Certificate is complete and accurate in all respects as of the date of this agreement, and will continue to be complete and accurate as of the effectiveness date of the Resale Registration Statement; provided, that the Purchaser shall be entitled to update such information by providing written notice thereof to the Company.

(d) Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received the Memorandum and all other documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein.

(e) Neither the SEC nor any state securities commission or other regulatory authority has approved the Units, the Common Stock, the Warrants, or the Warrant Shares, or passed upon or endorsed the merits of the offering of Units, or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any federal, state or other regulatory authority.

(f) All documents, records, and books pertaining to the investment in the Units (including, without limitation, the Memorandum) have been made available for inspection by such Purchaser and its Advisers, if any.

(g) The Purchaser and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering, the business and financial condition of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any.

(h) In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or information (oral or written) other than as stated in or incorporated by reference into the Memorandum or any documents filed by the Company with the SEC.

(i) The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, the Company’s or SEC’s website, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and is not subscribing for the Units and did not become aware of the Offering through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

(j) The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company to the Brokers or as otherwise described in the Memorandum) and, in turn, to be paid to its selected dealers.

(k) The Purchaser, together with its Advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto.

(l) The Purchaser is not relying on the Company or any of its respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Units, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers.

(m) The Purchaser is acquiring the Shares and the Warrants and, upon exercise of the Warrants, will acquire the Warrant Shares, as principal for its own account and not with a view to, or for distributing or reselling such securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, the Purchaser reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such securities pursuant to the Resale Registration Statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Purchaser is acquiring the Units hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any person to distribute or effect any distribution of any of the Units, Common Stock, Warrants or Warrant Shares issuable upon exercise of the Warrants (or any securities which are derivatives thereof) to or through any person or entity; the Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

Legends shall be placed on the securities included in the Units to the effect that they have not been registered under the Securities Act or applicable state securities laws. Appropriate notations will be made in the Company’s stock books to the effect that the securities included in the Units have not been registered under the Securities Act or applicable state securities laws. Stop transfer instructions will be placed with the transfer agent, if any, on the securities. There can be no assurance that there will be any market for resale of the Units, the Common Stock, the Warrants, or the Warrant Shares nor can there be any assurance that such securities will be freely transferable at any time in the foreseeable future.

(n) The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Units for an indefinite period of time.

(o) The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and any other agreements, documents or instruments delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (the “Transaction Documents”) and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or our charter or other organizational documents, such entity has full power and authority to execute and deliver the Transaction Documents and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, the execution and delivery of the Transaction Documents have been duly authorized by all necessary action, the Transaction Documents to which it is a party have been duly executed and when delivered on behalf of such entity in accordance with the terms hereof, will constitute a legal, valid and binding obligation of such entity, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application; or (iii) if executing the Transaction Documents in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver the Transaction Documents in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing the Transaction Documents, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to execute and deliver the Transaction Documents and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Units, and represents that the Transaction Documents constitute a legal, valid and binding obligation of such entity. The execution, delivery and performance of this Subscription Agreement, including the Registration Rights Agreement, and the consummation by Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser (except as to any Purchaser who is a natural person), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(p) The Purchaser and its Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum and all documents received or reviewed in connection with the purchase of the Units and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, business of the Company deemed relevant by the Purchaser or the Advisers, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisers, if any.

(q) Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company or any broker is complete and accurate and may be relied upon by the Company and such broker in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering of securities as described in the Memorandum. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company and such broker immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the securities contained in the Units.

(r) The Purchaser has significant prior investment experience, including investment in non-registered, high risk securities. The Purchaser is knowledgeable about investment considerations in development-stage companies. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser.

(s) The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or its Advisers, if any, consider material to the Purchaser’s decision to make this investment.

(t) The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Memorandum were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon.

(u) No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Memorandum or incorporated by reference in the Memorandum.

(v) Within five (5) days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

(w) NEITHER THE SECURITIES OFFERED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURUSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(x) The Purchaser acknowledges that none of the Units, the Common Stock, the Warrants, or the Warrant Shares issuable upon exercise of the Warrants have been recommended by any federal or state securities commission or regulatory authority. In making an investment decision investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Subscription Agreement or the Memorandum. Any representation to the contrary is a criminal offense. The Units, the Common Stock, the Warrants, and the Warrant Shares issuable upon exercise of the Warrants are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and the applicable state securities laws, pursuant to registration or exemption therefrom. The Purchaser should be aware that it will be required to bear the financial risks of this investment for an indefinite period of time.

(y) (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(z) The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs") prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(aa) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company and the applicable Broker should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Brokers may also be required to report such action and to disclose the Purchaser’s identity to OFAC. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and the Brokers or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(bb) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(cc) If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(dd) Other than with respect to the transactions contemplated herein, since the time that such Purchaser was first contacted by the Company, a broker or any other person regarding the transactions contemplated hereby, (i) neither the Purchaser (ii) nor any affiliate of such Purchaser that (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Units, and (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any short sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Subscription Agreement. Other than to other persons party to this Subscription Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(ee) The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchaser.

(ff) The purchase by the Purchaser of the Common Stock and Warrants issuable to it at closing will not result in the Purchaser (individually or together with any other person with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that such closing shall have occurred. The Purchaser does not presently intend to, alone or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other persons have) acquired, or obtained the right to acquire, as a result of such closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that each closing shall have occurred.

(gg) If the Purchaser is an officer of the Company or beneficial owner of 20% or more of the Company’s outstanding voting equity securities, such Purchaser does not qualify as a “bad actor” within the meaning of Rule 506(d) under the Securities Act.

7. Company Representations and Warranties. The Company represents and warrants to the Purchaser, except as and to the extent set forth in the publicly available reports, schedules, forms, statements and other documents filed by the Company with, or furnished by the Company to, the SEC as of the date hereof and as of each closing:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is (or will be) duly qualified as a foreign corporation to do business and is (or will be) in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary.

(b) The Company has all corporate right, power and authority to enter into the Transaction Documents and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the: (i) authorization, execution, delivery and performance of the Transaction Documents by the Company; (ii) authorization, sale, issuance and delivery of the Shares and Warrants contemplated hereby and the performance of the Company’s obligations hereunder; and (iii) authorization and reservation for issuance of the Warrant Shares issuable upon exercise of the Warrants, has been taken. The Warrant Shares will be validly issued, fully paid and nonassessable. The issuance and sale of the securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person which have not been waived in connection with this Offering. The Company is not in default of any other obligations.

(c) Assuming this Subscription Agreement has been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Company, this Subscription Agreement is duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

(d) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares, the Warrants and the Warrant Shares issuable upon exercise of the Warrants) will not (i) result in a violation of the Certificate of Incorporation of the Company or other organizational documents of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company by which any property or asset of the Company is bound or affected.

(e) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted without any known infringement of the rights of others. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as presently proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

(f) The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent; (ii) liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company; and (iii) those that have otherwise arisen in the ordinary course of business. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

(g) The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(h) Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to any of the securities being offered hereby.

(i) The Company agrees to file a Form D with respect to the sale of the securities offered hereby under Regulation D of the rules and regulations promulgated under the Securities Act. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the such securities for sale to the Purchaser pursuant to this Subscription Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification).

Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Units, the Common Stock, the Warrants or Warrant Shares. The issuance of the Units, the Common Stock, the Warrants and Warrant Shares will not be integrated with any other issuance of the Company’s securities (past, current or future) such that the offering of the Units, the Common Stock, the Warrants or Warrant Shares would require registration under the Securities Act or would require stockholder approval.

(j) The execution, delivery and performance of this Subscription Agreement by the Company will not (i) violate any law, treaty, rule or regulation applicable to or binding upon the Company or any of its properties or assets, or (ii) result in a breach of any contractual obligation to which the Company is a party or by which it or any of its properties or assets is bound that would reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Subscription Agreement.

8. Registration Rights. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares and the Warrant Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

9. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, the Brokers, and their respective officers, directors, members, shareholders, partners, representatives, employees, agents, control persons and affiliates from and against all losses, obligations, liabilities, claims, damages, contingencies, judgments, fines, penalties, charges, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any action, claim, suit, inquiry, proceeding, investigation, appeal or litigation commenced or threatened by or before any court or governmental, administrative, or other regulatory agency, body or the SEC) (i) arising out of or based upon any untrue statement or untrue statement of a material fact made by Purchaser and contained in this Subscription Agreement; or (ii) arise out of or are based upon any breach by Purchaser of any representation, warranty, or agreement made by Purchaser contained herein.

10. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

11. Immaterial Modifications to the Transaction Documents. The Company may, at any time prior to the applicable closing, modify the Warrant and any other Transaction Document without first providing notice or obtaining prior consent of the Purchaser, if, and only if, such modification does not materially adversely affect a purchaser’s rights.

12. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via e-mail transmission or facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 12 prior to 5:00 P.M., New York City time, on a trading day, (b) the next trading day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 12 on a day that is not a trading day or later than 5:00 P.M., New York City time, on any trading day, (c) the trading day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company to:	NeuroOne Medical Technologies Corporation 10006 Liatris Lane Eden Prairie, MN 55347 Telephone: (952) 237-7412 Attention: David A. Rosa Email: daver@neurooneinc.com

With copies to:

Honigman Miller Schwartz and Cohn LLP

650 Trade Centre Way, Suite 200

Kalamazoo, MI 49002

Telephone No.: (269) 337-7702

Facsimile No.: (269) 337-7703

Attention: Phillip D. Torrence

E-mail: PTorrence@honigman.com

If to the Holder to:	As set forth on the signature page hereto

13. Assignability. The provisions of this Subscription Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser holding or having rights to acquire the Units, Common Stock, Warrants or Warrant Shares issuable upon exercise of the Warrants at the time of such consent. The Purchaser may assign its rights hereunder in whole or in part to any person to whom the Purchaser assigns or transfers any Units, Common Stock, Warrants or Warrant Shares issuable upon exercise of the Warrants in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Units, Common Stock, Warrants or Warrant Shares issuable upon exercise of the Warrants, by the terms and conditions of this Agreement that apply to the Purchaser.

14. Applicable Law. All questions concerning the construction, validity, enforcement and interpretation of this Subscription Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof (except Sections 5-1401 and 5-1402 of the General Obligations Law).

15. Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that: (a) arbitration is final and binding on the parties; (b) the parties are waiving their right to seek remedies in court, including the right to a jury trial; (c) pre-arbitration discovery is generally more limited and different from court proceedings; (d) the arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited; and (e) the panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

All controversies which may arise between the parties concerning this Subscription Agreement shall be determined by arbitration pursuant to the rules then pertaining to the American Arbitration Association in Minneapolis, Minnesota. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sec. 1-16, and the judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.

16. Blue Sky Qualification. The purchase of Units under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction, but to the extent we proceed with the Offering and effect one or more closings, the Company shall take such action as the Company shall reasonably determine is necessary to qualify the securities for sale to the Purchaser pursuant to this Subscription Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification).

17. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

18. Confidentiality. The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Subscription Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

19. Miscellaneous.

(a) This Subscription Agreement (including the annexes hereto), together with the Transaction Documents (which are to be issued or executed at closing), constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(b) The representations and warranties and covenants of the Company and the Purchaser made in this Subscription Agreement (including the annexes hereto) shall survive the execution and delivery hereof and delivery of the Units, Common Stock, Warrants and Warrant Shares issuable upon exercise of the Warrants.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d) This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original (including signatures sent by facsimile transmission or by email transmission of a PDF scanned document), but all of which shall together constitute one and the same instrument.

(e) Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(g) The Purchaser understands and acknowledges that there may be multiple closings for this Offering.

(h) This Subscription Agreement and the Warrants may be amended only with the written consent of the Company and the holders of a majority of the aggregate principal amount of the Units (a “Majority in Interest”). The conditions or observance of any term of this Subscription Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by written instrument and with respect to conditions or performance obligations benefiting the Company, by the Company, and with respect to conditions or performance obligations benefiting the Purchasers, only with the consent of a Majority in Interest. Any amendment or waiver effected in accordance with this section shall be binding on all holders of the Units, the Common Stock, the Warrants and the Warrant Shares issuable upon exercise of the Warrants even if they do not execute such amendment, consent or waiver, as the case may be.

(i) In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

(j) This Subscription Agreement may be terminated and the sale and purchase of the Units abandoned at any time prior to the applicable closing by either the Company or the Purchaser upon written notice to the other, if the closing has not been consummated on or prior to 5:00 P.M., New York City time, on the Termination Date; provided, however, that the right to terminate this Agreement under this section shall not be available to any person whose failure to comply with its obligations under this Subscription Agreement has been the cause of or resulted in the failure of the applicable closing to occur on or before such time. Nothing in this section shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Subscription Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Subscription Agreement or the other Transaction Documents. Upon a termination in accordance with this section, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.

[The below is intended to be blank]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

As of the date first written above, Purchaser hereby elects to subscribe under the Subscription Agreement for a total of __________ Units at a price of $2.50 per Unit (NOTE: to be completed by Purchaser) and executes the Subscription Agreement.

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, as COMMUNITY PROPERTY, or as an INDIVIDUAL RETIREMENT ACCOUNT:

Print Name(s)	Social Security Number(s)

Signature(s) of Subscriber(s)	Signature

Date	Address

Email Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation, Limited	Identification Number
Liability Company or Trust

By:
	Name:	State of Organization
Title:

Date	Address

Email Address

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

By:
Name:
Title:

Schedule 1

To subscribe for Units in the private offering of NeuroOne Medical Technologies Corporation:

1.	Fill in the number of Units being purchased and Complete and Sign the Signature Page of the Subscription Agreement.

2.	Initial and Complete the Accredited Investor Certification page attached to this letter.

3.	Send all executed documents and payment to:

●	Account Name: NeuroOne Medical Technologies Corporation

●	Company Address: 10006 Liatris Lane Eden Prairie, MN 55347

●	Account Number: 7078027

●	Bank: Square 1 Bank, 111 S Corcoran St, Durham, NC 27701

●	Routing Number: 053112615

●	SWIFT Code: SQARUS33

FBO:	Investor Name
Social Security Number
Address

Annex A

Form of Registration Rights Agreement

Annex B

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial	I have a net worth in excess of $1 million, either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. For purposes of the foregoing net worth calculation, I have excluded the value of my/our primary residence, after deducting any mortgage securing such primary residence.

Initial	I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial	I am a director or executive officer of NeuroOne Medical Technologies Corporation.

For Non-Individual Investors

(all Non-Individual Investors must INITIAL where appropriate):

Initial	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.

Initial	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing in the Company.

Initial	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.

Initial	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors.

Initial	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.

Initial	The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial	The investor certifies that it is an insurance company as defined in §2(a)(13) of the Securities Act, or a registered investment company.

Investor Signature	Date

Annex C

Form of Warrant